Exhibit 10.7


                      E. I. DU PONT DE NEMOURS AND COMPANY

                      RETIREMENT INCOME PLAN FOR DIRECTORS

                           AS LAST AMENDED August 1995


  I. PURPOSE

     The purpose of the Retirement Income Plan for Directors ("the Plan") is to maintain a compensation package that will continue to attract and retain persons of outstanding competence for membership on the Board of Directors of E. I. du Pont de Nemours and Company (the "Company").

 II. ELIGIBILITY

     A Director will be eligible for benefits under this Plan if, on the date of retirement from the Board, such director has served the Company as a director for at least five years; provided, however, a director who has qualified for an immediate or deferred pension benefit from the Company or any of its subsidiaries is ineligible to participate in the Plan.

III. AMOUNT OF RETIREMENT BENEFITS

     The annual benefits payable under the Plan shall be equal to one-half of the annual Board retainer (excluding any amounts payable for committee service and the value of any stock granted under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors) in effect on the Director's date of retirement. One-twelfth of such benefits will be paid monthly.

 IV. DURATION OF BENEFITS

     The monthly benefits provided by this Plan begin in the month following retirement from the Board and shall continue (a) until 120 such monthly payments have been made, or (b) until and including the month in which the retired Director dies, whichever comes first. No death benefits are payable under the Plan.

  V. NONASSIGNABILITY

     During the Director's lifetime, the right to any retirement benefit shall not be transferable or assignable.

 VI. INTERPRETATION AND AMENDMENT

     The Plan shall be administered by the Office of the Chairman of the Company. The decision of the Office of the Chairman with respect to any questions arising as to the interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive, and binding. The Office of the Chairman reserves the right to modify this Plan from time to time, or to repeal the Plan entirely.